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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                 -----------------------------------------------


                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            CROSSROADS SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)

              DELAWARE                                      74-2846643
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      (State of incorporation                           (I.R.S. Employer
          or organization)                              Identification No.)

9390 RESEARCH BOULEVARD, SUITE II-300, AUSTIN, TEXAS          78759
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    (Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered

   Common Stock, $0.001 par value               Nasdaq National Market

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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates (if applicable): 333-85505

Securities to be registered pursuant to Section 12(g) of the Act:

                                       N/A
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                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Common Stock is set forth under the caption "Description of Capital Stock - Common Stock" contained in the prospectus filed with the Commission on September 24, 1999 as part of the Registrant's Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 (No. 333-85505) (the "Registration Statement"), and is hereby incorporated by reference in answer to this item.
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ITEM 2. EXHIBITS

LIST ALL EXHIBITS FILED AS A PART OF THE REGISTRATION STATEMENT

           a.            -- Form of Underwriting Agreement by and among Registrant
                            and the Underwriters
           b.            -- Form of Sixth Amended and Restated Certificate of
                            Incorporation, as amended, of Crossroads Systems, Inc.
           c.            -- Form of Amended and Restated Bylaws of Crossroads
                            Systems, Inc.
           d.            -- Specimen certificate for shares of common stock
           e.            -- Opinion of Brobeck, Phleger & Harrison LLP
           f.            -- Form of Indemnification Agreement between Registrant and each of its directors and executive officers
           g.            -- Crossroads Systems, Inc. 1999 Stock Incentive Plan
           h.            -- Crossroads Systems, Inc. 1999 Employee Stock Purchase
                            Plan
           i.            -- Fourth Amended and Restated Investors' Rights Agreement
                            dated August 6, 1999 by and among Registrant and certain
                            stockholders of Registrant
           j.            -- OEM Agreement dated April 23, 1998 by and between
                            Registrant and Storage Technology Corporation
           k.            -- Office Lease dated February 28, 1997 by and between
                            Registrant and Eurus Estates II, Ltd.
           l.            -- First Supplement to Lease Agreement dated October 6, 1997 by and between Registrant and Eurus Estates II, Ltd.
           m.            -- Second Supplement to Lease Agreement dated September 28,
                            1998 by and between Registrant and Eurus Estates II, Ltd.
           n.            -- Third Supplement to Lease Agreement dated December 1,
                            1998 by and between Registrant and Eurus Estates II, Ltd.
           o.            -- Fourth Supplement to Lease Agreement dated June 23, 1999 by and between Registrant and Eurus Estates II, Ltd.
           p.            -- Fifth Supplement to Lease Agreement dated June 22, 1999 by and between Registrant and Eurus Estates II, Ltd.
           q.            -- Form of Stock Pledge Agreement by and between Registrant and each of James H. Moore, Reagan Y. Sakai, Robert F.
                            LiVolsi and John R. Middleton
           r.            -- Form of Note Secured by Stock Pledge Agreement issued to
                            Registrant by each of James H. Moore, Reagan Y. Sakai,
                            Robert F. LiVolsi and John R. Middleton
           s.            -- Amended and Restated Loan and Security Agreement by and
                            between Registrant and Silicon Valley Bank
           t.            -- Consent of PricewaterhouseCoopers LLP
           u.            -- Consent of Brobeck, Phleger & Harrison LLP. Reference is
                            made to Exhibit 5.1
           v.            -- Power of Attorney (see page II-5)
           w.            -- Financial Data Schedule

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)   CROSSROADS SYSTEMS, INC.


          By:  /s/ Brian R. Smith
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                   Brian R. Smith
                   Chairman of the Board and Chief Executive Officer

          Date:    September 24, 1999
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